JETBLUE ANNOUNCES SECOND QUARTER 2018 RESULTS

NEW YORK (July 24, 2018) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the second quarter 2018:

•
Reported diluted loss per share of $0.38, inclusive of $319 million pre-tax impairment charge on E190 assets. Excluding this charge, adjusted diluted earnings per share of $0.38(1). This compares to JetBlue’s second quarter 2017 diluted earnings per share of $0.62.

•	Pre-tax loss of $160 million, inclusive of the E190 asset impairment charge. Excluding this charge, adjusted pre-tax income of $159 million(1), a decrease of 51.1% from the second quarter of 2017.

•	Pre-tax margin of (8.3%), inclusive of the E190 asset impairment charge. Excluding this charge, adjusted pre-tax margin of 8.2%(1), a 9.5 point decrease year over year.

Highlights from the Second Quarter 2018

•
Second quarter 2018 revenue per available seat mile (RASM) decreased (1.2)%, year over year, including 2.5 points of negative impact from holiday travel that shifted into the first quarter, as well as lapping a 1.25 point benefit that occurred in second quarter of 2017 from completion factor and co-brand incentive payments.

•
Operating expenses per available seat mile, excluding fuel (CASM ex-fuel) growth of 1.9%, slightly better than the initial guidance range of 2.0% to 4.0%, partially driven by the timing of expenses from the second into the third quarter of 2018 and higher completion factor.

•
JetBlue announced a signed MOU for the purchase of 60 A220 aircraft, starting in 2020 through 2025 and a transition plan for its current E190 fleet. The transaction is expected to mitigate costs increases into the next decade, strengthen JetBlue’s network strategy and offer Customers and Crewmembers with a state-of-the art product experience.

Key Guidance for the Third Quarter and Full Year 2018:

•
Capacity is expected to increase between 7.5% and 9.5% year over year in the third quarter 2018. For the full year 2018, JetBlue expects capacity to increase between 6.5% and 7.5%, including a 2 point reduction to capacity in the fourth quarter of 2018.

•	RASM growth is expected to range between flat and 3.0% for the third quarter 2018 compared to the same period in 2017.

•
CASM Ex-Fuel is expected to grow between 1.0% and 3.0% for the third quarter of 2018. For the full year 2018, JetBlue expects year over year CASM Ex-Fuel to be between (1.0)% and 1.0%. CASM Ex-Fuel guidance includes accelerated depreciation of approximately $0.4 million per quarter for the balance of 2018, related to the E190 asset impairment.

For further details see the latest Investor Update and the Second Quarter 2018 Earnings Presentation available via the internet at http://investor.jetblue.com.

JetBlue will conduct a conference call to discuss its quarterly earnings today, July 24, at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com.

(1) Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Progress Continues Towards Margin Commitments

“I’d like to thank our 22,000 Crewmembers, for everything they do to deliver an outstanding JetBlue experience to our Customers. Our financial performance was impacted by the holiday calendar, but more importantly, by fuel prices that increased over 40% year over year. The team is focused on mitigating the impact of higher fuel in order to stabilize and improve our margins. We are planning a series of adjustments to both capacity and our ancillary revenue to take effect over the coming months, said Robin Hayes, JetBlue’s Chief Executive Officer.

I was pleased with our CASM ex-fuel growth coming in below the low-end of our guidance range for the second quarter. Controlling our costs is even more critical amid higher oil prices and we are lowering our annual capacity growth to protect our margins.

We are focused on our many building blocks aimed at improving our relative margins. Fleet is one broad example of building blocks that improve margins. We are delighted with the outcome of the E190 fleet review and our selection of the Airbus A220-300. We believe the recent transaction will be ROIC accretive as well as EPS accretive.”

“Our investments in the operation to mitigate ATC challenges are showing signs of positive results as we move through the peak summer season. We look forward to continuing to focus on improving our best in class Customer experience including on time performance and investments in our product,” said Joanna Geraghty, JetBlue’s President and Chief Operating Officer.

Revenue Performance and Outlook

Second quarter RASM decrease of (1.2)% was slightly better than expected and within JetBlue’s guidance range from early June of (2.5)% to (0.5)%.

“We continue to target a mid-to-high single digit capacity growth, and are taking a number of actions to adjust to higher oil prices. We are updating our 2018 capacity guidance, including a 2-point reduction to our fourth quarter growth that will run through our schedules over the next few days,” said Marty St. George, JetBlue’s EVP Commercial and Planning.

Looking into the third quarter, we expect year over year RASM growth to be between flat and plus 3 percent. RASM continues to be driven by close-in bookings, and we’ve seen strength throughout July. The deceleration in RASM we are seeing in the third quarter is a result of slowing ancillary per Customer trends, driven by a transition to our new Vacations platform that has been more challenging than anticipated. To mitigate the impact, we are moving forward with a series of ancillary adjustments that are independent of the platform change.”

Cost Performance, Outlook and Balance sheet

Second quarter CASM ex-fuel was below the guidance range from April, driven by a solid operational environment and timing of expenses. JetBlue reaffirms its expectation for CASM ex-fuel growth to inflect during the second half of the year.

“By the end of the quarter we achieved $154 million in 2020 run rate savings as a result of our Structural Cost Program. We continue to expect an inflection in our unit cost trends in the second half as the benefits of the Structural Cost Program build,” said Steve Priest, JetBlue’s EVP Chief Financial Officer.

We are also thrilled about the outcome of the E190 fleet review and our selection of the Airbus A220-300. This aircraft is a perfect fit for our network strategy and Customer Experience, and most importantly for our Owners, it is the ideal aircraft to carry the momentum of our Structural Cost Program well into the next decade. Our strong balance sheet and investment grade metrics allows us to invest in value-accretive projects, such as our recent fleet transaction.”

Capital Allocation and Liquidity

JetBlue ended the quarter with approximately $915 million in unrestricted cash and short term investments, or about 12.6% of trailing twelve month revenue. In addition, JetBlue maintains approximately $625 million in undrawn lines of credit.

In its commitment to maintaining a balanced approach to capital allocation, JetBlue executed an additional $125 million in share repurchases during the quarter.

During the second quarter, JetBlue repaid $66 million in regularly scheduled debt and capital lease obligations, and raised nearly $280 million in secured aircraft debt. JetBlue anticipates paying approximately $54 million in regularly scheduled debt and capital lease obligations in the third quarter and approximately $212 million for the full year 2018. JetBlue anticipates maintaining a 30-40% adjusted debt to cap range and liquidity between 10% and 12%.

Fuel Expense and Hedging

The realized fuel price in the quarter was $2.28 per gallon, a 41.7% increase versus second quarter 2017 realized fuel price of $1.61.

JetBlue entered into forward fuel derivative contracts to hedge approximately 7% of its fuel consumption during the third quarter of 2018. Based on the fuel curve as of July 13th, JetBlue expects an average price per gallon of fuel of $2.33 in the third quarter of 2018.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale - Hollywood, Los Angeles (Long Beach), Orlando, and San Juan. JetBlue carries more than 40 million customers a year to 102 cities in the U.S., Caribbean, and Latin America with an average of 1,000 daily flights. For more information please visit www.jetblue.com.
Notes

(1)
Consolidated operating cost per available seat mile, excluding fuel and related taxes, and operating expenses related to other non-airline businesses (CASM Ex-Fuel) is a non-GAAP financial measure that we use to measure our core performance. Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; our significant fixed obligations and substantial indebtedness; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology;

our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this press release, those described in Item 1A of our 2017 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur.

JETBLUE AIRWAYS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,		Percent		June 30,		Percent
	2018	2017(1)	Change		2018	2017(1)	Change
OPERATING REVENUES
Passenger	$1,858	$1,766	5.2		$3,549	$3,322	6.8
Other	70	70	0.2		133	115	15.6
Total operating revenues	1,928	1,836	5.0		3,682	3,437	7.1

OPERATING EXPENSES
Aircraft fuel and related taxes	491	325	51.1		908	647	40.2
Salaries, wages and benefits	486	464	4.6		985	931	5.8
Landing fees and other rents	110	101	8.0		209	197	6.2
Depreciation and amortization	120	109	9.6		237	214	10.6
Aircraft rent	23	24	(4.1)		48	50	(4.6)
Sales and marketing	75	69	9.7		142	129	10.2
Maintenance, materials and repairs	188	166	13.3		329	318	3.6
Other operating expenses	260	231	12.8		521	461	12.8
Special items	319	—	n/a		319	—	n/a
Total operating expenses	2,072	1,489	39.1		3,698	2,947	25.4

OPERATING INCOME	(144)	347	(141.5)		(16)	490	(103.3)

Operating margin	(7.5)%	18.9%	(26.4)	pts.	(0.4)%	14.2%	(14.6)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(22)	(24)	(9.6)		(44)	(49)	(11.5)
Capitalized interest	3	2	0.5		5	4	(4.3)
Interest income and other	3	—	(2,900.1)		5	2	183.7
Total other income (expense)	(16)	(22)	(25.3)		(34)	(43)	(20.3)

(LOSS) INCOME BEFORE INCOME TAXES	(160)	325	(149.3)		(50)	447	(111.2)

Pre-tax margin	(8.3)%	17.7%	(26.0)	pts.	(1.4)%	13.0%	(14.4)	pts.

Income tax expense (benefit)	(40)	118	(134.1)		(18)	158	(111.6)

NET (LOSS) INCOME	$(120)	$207	(158.0)		$(32)	$289	(110.9)

EARNINGS PER COMMON SHARE:
Basic	$(0.38)	$0.63			$(0.10)	$0.87
Diluted	$(0.38)	$0.62			$(0.10)	$0.86

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	315.0	330.1			318.0	333.1
Diluted	315.0	331.5			318.0	334.8

(1) Prior period results have been recast to reflect the adoption of ASC 606 Revenue from Contracts with Customers.

JETBLUE AIRWAYS CORPORATION

COMPARATIVE OPERATING STATISTICS

(unaudited)

	Three Months Ended				Six Months Ended
	June 30,		Percent		June 30,		Percent
	2018	2017	Change		2018	2017	Change

Revenue passengers (thousands)	10,923	10,313	5.9		20,804	20,024	3.9
Revenue passenger miles (millions)	13,043	12,133	7.5		24,909	23,532	5.8
Available seat miles (ASMs) (millions)	15,138	14,246	6.3		29,162	27,826	4.8
Load factor	86.2%	85.2%	1.0	pts.	85.4%	84.6%	0.8	pts.
Aircraft utilization (hours per day)	12.1	12.1	—		11.7	12.0	(2.5)

Average fare(2)	$170.08	$171.30	(0.7)		$170.61	$165.93	2.8
Yield per passenger mile (cents)(2)	14.24	14.56	(2.2)		14.25	14.12	0.9
Passenger revenue per ASM (cents)(2)	12.27	12.40	(1.0)		12.17	11.94	1.9
Revenue per ASM (cents)(2)	12.74	12.89	(1.2)		12.63	12.35	2.2
Operating expense per ASM (cents)(2)	13.69	10.46	30.9		12.68	10.59	19.7
Operating expense per ASM, excluding fuel (cents)(1)(2)	8.26	8.11	1.9		8.40	8.20	2.5

Departures	93,688	90,235	3.8		179,734	175,959	2.1
Average stage length (miles)	1,088	1,069	1.8		1,093	1,074	1.8
Average number of operating aircraft during period	245.5	231.8	5.9		244.7	230.4	6.2
Average fuel cost per gallon, including fuel taxes	$2.28	$1.61	41.7		$2.19	$1.65	32.8
Fuel gallons consumed (millions)	215	202	6.6		414	393	5.5
Average number of full-time equivalent crewmembers					17,677	16,841	5.0

(1) Refer to Note A, Consolidated operating cost per available seat mile, excluding fuel (CASM Ex-Fuel) at the end of our Earnings Release for more information on this non-GAAP measure. CASM Ex-Fuel excludes fuel and related taxes, special items, and operating expenses related to other non-airline businesses.

(2) Recasted to reflect the adoption of ASC 606 Revenue from Contracts with Customers.

JETBLUE AIRWAYS CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET DATA

(in millions)
	June 30,	December 31,
	2018	2017
	(unaudited)

Cash and cash equivalents	$603	$303
Total investment securities	314	392
Total assets	9,940	9,781
Total debt	1,358	1,199
Stockholders' equity(1)	4,481	4,732

(1) Prior period results have been recast to reflect the adoption of ASC 606 Revenue from Contracts with Customers.

Note A - Non-GAAP Financial Measures

JetBlue sometimes uses non-GAAP measures that are derived from the Consolidated Financial Statements, but that are not presented in accordance with generally accepted accounting principles (“GAAP”). JetBlue believes these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not a substitute for, our results prepared in accordance with GAAP. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. We believe our special items distort our overall trends and that our metrics and results are enhanced with the presentation of our results excluding the impact of special items. during the periods presented below special items include a non-cash impairment charge related to the Embraer E190 Fleet review as a result of our decision to exit the fleet. The tables below show a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.  Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Consolidated operating cost per available seat mile, excluding fuel and related taxes, and certain non-airline operating expenses (“CASM Ex-Fuel”). CASM is a common metric used in the airline industry. We exclude aircraft fuel and related taxes and operating expenses related to other non-airline business, such as JetBlue Technology Ventures and JetBlue Travel Products, from operating cost per available seat mile to determine CASM Ex-Fuel. We believe CASM Ex-Fuel provides investors the ability to measure financial performance excluding items beyond our control such as fuel costs, which are subject to many economic and political factors beyond our control or not related to the generation of an available seat mile, such as operating expenses related to other non-airline businesses. We believe this measure is more indicative of our ability to manage costs and is more comparable to measures reported by other major airlines.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL
(in millions, per ASM data in cents)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018		2017		2018		2017
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses	$2,038	$13.46	$1,489	$10.46	$3,664	$12.56	$2,947	$10.59
Less:
Aircraft fuel and related taxes	491	3.24	325	2.28	908	3.11	647	2.33
Other non-airline expenses	11	0.08	9	0.07	20	0.07	18	0.06
Special items	$285	$1.88	—	$—	$285	$0.98	$—	$—
Operating expenses, excluding fuel	$1,251	$8.26	$1,155	$8.11	$2,451	$8.40	$2,282	$8.20

Reported Amounts to Non-GAAP, excluding special items

NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING EXPENSE, INCOME BEFORE TAXES, NET INCOME AND EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total operating expenses	2,072	$1,489	3,698	$2,947
Add back: Impairment of long-lived assets	319	—	319	—
Total operating expense excluding special items	$1,753	$1,489	$3,379	$2,947

Operating (loss) income	$(144)	$347	$(16)	$490
Add back: Impairment of long-lived assets	319	—	319	—
Operating income excluding special items	$715	$347	$303	$490

(Loss) income before income taxes	$(160)	$325	$(50)	$447
Add back: Impairment of long-lived assets	319	—	319	—
Income before income taxes excluding special items	$159	$325	$269	$447

Income before income taxes excluding special items	$159	$325	$269	$447
Less: Income tax expense (benefit)	(40)	118	(18)	158
Add back: Income tax related to impairment of long-lived assets	79	—	79	—
Net Income excluding special items	$120	$207	$208	$289

Earnings Per Common Share:
Basic	$(0.38)	$0.63	$(0.10)	$0.87
Add back: Special items, net of tax	0.76	—	0.75	—
Basic excluding special items	$0.38	$0.63	$0.65	$0.87

Diluted	$(0.38)	$0.62	$(0.10)	$0.86
Add back: Special items, net of tax	0.76	—	0.75	—
Diluted excluding special items	$0.38	$0.62	$0.65	$0.86

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com